Exhibit 99.1

2008 Annual Shareholders meeting

Keith B. Hagen, CEO

June 5, 2008

Before delivering my report on the Company, I would like you all to note that certain statements made in the following remarks constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should” or “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performances, anticipated trends and growth in businesses or other characterizations of future events or circumstances and are to be interpreted only as on the date which they are made. We undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the documents that we file with the SEC from time to time.

As we have already announced and discussed the full year 2007 and Q1 2008 financial results, I will focus my comments more on the overall business than on the details of our financials.

QuadraMed’s product vision was born out of the four fundamental healthcare processes: Access & Identity Management, Care Management, Health Information Management and Revenue Cycle Management. These four processes are universal to the patient experience and to all provider organizations, whether a small doctor’s office, a large integrated delivery network or a national health system such as the Department of Veterans Affairs. Our understanding of and insight into these processes led us to create the Care-Based Revenue Cycle solution, the aim of which is to automate and seamlessly link these processes so that our clients can improve the overall patient experience and leverage quality care into positive financial outcomes.

Over the last two years we have pursued this vision while focusing on delivering positive financial outcomes for our own business. During that time we have fundamentally changed our company from people to organizational structure to management philosophy to product mix – we have essentially changed it all. The latest and perhaps most dramatic change was the closing of the QCPR acquisition in September of last year. This was a transformational event for the company due to its positive impact on our ability to compete in the Healthcare IT market. We paid $33M in cash for that business and have already signed over $10M of sales bookings related to QCPR. I am pleased to say that, taking all things into consideration, this acquisition has exceeded my expectations.

QuadraMed now has the product portfolio, client base, employee base and operational expertise that we feel is needed to be competitive in our market. Our confidence in the future is rooted in the operational and business successes that we have enjoyed to date.

We continue to invest heavily in product development but we are focused on doing more without spending more. Earlier this year we signed an agreement with Tata Consultancy Services to provide us with experienced and skilled resources. This resulted in an 11% increase in our development staffing without an increase in cost. The hours that we have built into our 2008 development plan, that are associated with new development projects, are 57% higher than our annualized 2007 capacity.

We have been successful in growing our top line revenues. From 2004 to 2006, annual revenues were stuck around $124M. In 2007 we reported revenue of $137M and our guidance for 2008 is in the $146M - $152M range. This growth is mostly attributable to the acquisition of QCPR with both acquired recurring revenue and new sales activity.

We have had operational, sales and financial success and now we are equally focused on investor relations. Earlier this year we added a Board member who brings an investor perspective. We also put together a plan to move from the American Stock Exchange to the NASDAQ. In February, I presented at the UBS Healthcare conference in New York where, for the first time, we provided full year revenue guidance. In August, I will present at the New Ideas conference in White Plains, New York. This conference is being held by CJS Securities, who has recently picked up analyst coverage on QuadraMed. We believe that these activities will help bring attention to our company and ultimately benefit our shareholders.